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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-95792, 33-99858, 333-18235, 33-42748 and 333-49359), Form S-8/S-3 (File Nos. 333-05087 and 333-34687) and Form S-8 (File Nos. 333-05141, 333-62887 and 333-55986) of CenterPoint Properties Trust of our report dated March 15, 2005 relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

                      /s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
March 15, 2005

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  EXHIBIT 23